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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 18, 2005


                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                 1-14380                                 73-1173881
(State or other jurisdiction of            (Commission File Number)           (I.R.S. Employer Identification No.)
        incorporation)
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                   1293 ELDRIDGE PARKWAY, HOUSTON, TEXAS 77077
               (Address of principal executive office) (Zip Code)


                                 (832) 486-4000
              (Registrant's telephone number, including area code)


         ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 18, 2005, CITGO Petroleum Corporation (the "Company") and its indirect wholly-owned subsidiary, CITGO Funding Company, L.L.C. ("CITGO
Funding"), entered into a new $350 million accounts receivables purchase facility with various independent third-party purchasers. CITGO Funding is a limited purpose subsidiary which was established by the Company to purchase specified trade accounts receivable (the "pool") from the Company on a daily basis. This $350 million facility replaces a $275 million facility which was in place at year end 2004. The accounts receivable facility allows CITGO Funding to finance its purchases through the non-recourse sale of undivided interests in the pool to independent third parties, and thereby provides the Company with additional sources of liquidity. The maximum amount invested by such third parties is limited to $350 million.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CITGO PETROLEUM CORPORATION


Date:  March 23, 2005                   /s/     Larry Krieg
                                        ------------------------------
                                                Larry Krieg
                                          Vice President Finance